Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-180409) pertaining to the 2010 Stock Incentive Plan of Biodel, Inc., of our report dated July 13, 2016, with respect to the consolidated financial statements of Albireo Ltd, included in the Proxy Statement of Biodel Inc. (Schedule 14A dated 09-19-2016) and incorporated by reference in this Form 8-K.

/s/ Ernst & Young LLP

Reading, England

November 4, 2016